Exhibit 3.3

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DICERNA PHARMACEUTICALS, INC.

(a Delaware corporation)

(Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware)

Dicerna Pharmaceuticals, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was October 24, 2005 under the name Oncorna Pharmaceuticals, Inc. Thereafter, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2007 which included a change in the name of the Corporation to Dicerna Pharmaceuticals, Inc. Thereafter, an Amended and Restated Certificate of Incorporation was filed on October 14, 2010, which was further amended by a Certificate of Amendment of Restated Certificate of Incorporation filed on July 5, 2011. Thereafter, an Amended and Restated Certificate of Incorporation was filed on July 25, 2013 (the “Original Certificate”).

2. Pursuant to Sections 228, 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation (this “Restated Certificate”) restates and integrates and further amends the provisions of the Original Certificate.

3. The text of the Original Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE ONE

The name of this corporation is Dicerna Pharmaceuticals, Inc. (the “Company”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE FOUR

A. The Company is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares that the Company is authorized to issue is shares, shares of which shall be Common Stock (the “Common Stock”), and shares of which shall be Preferred Stock (the “Preferred Stock”). The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share.

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the DGCL, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE FIVE

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

1. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

2. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Company, entitled to vote at an election of directors (the “Voting Stock”).

4. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B.

1. The Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

2. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

3. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws.

4. Special meetings of the stockholders of the Company may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (iv) by the holders of the shares entitled to cast not less than ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

5. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

ARTICLE SIX

Meetings of stockholders of the Company may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE SEVEN

A. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B. Any repeal or modification of this Article Seven shall be prospective and shall not affect the rights under this Article Seven in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE EIGHT

To the fullest extent permitted by applicable law, the Company is also authorized to provide indemnification of (and advancement of expenses to) its directors, officers and agents (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such directors, officers, agents or other persons, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders, and others. Any amendment, repeal or modification of any of the foregoing provisions of this Article Eight shall not adversely affect any right or protection of any director, officer, agent, or other person existing at the time of, or increase the liability of any director, officer or agent of the Company or other person with respect to any acts or omissions of such director, officer, agent or other person occurring prior to, such repeal or modification.

ARTICLE NINE

A. The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article Nine, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles Five, Seven, Eight and Nine.

The undersigned, being the duly elected Chief Executive Officer of the Company, for the purpose of amending and restating the Original Certificate, does make this Restated Certificate, hereby declaring and certifying that this is the act and deed of the Company and the facts stated in this Restated Certificate are true, and accordingly has hereunto executed this Restated Certificate as a duly authorized officer of the Company this         day of         , 2014.

Dicerna Pharmaceuticals, Inc.

Douglas Fambrough, III, Ph.D.
President and Chief Executive Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DICERNA PHARMACEUTICALS, INC.